UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2021
  ______________________________________
Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

416 South Bell Avenue	Ames	Iowa	50010
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	REGI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
    On February 25, 2021, Renewable Energy Group, Inc. (the “Company”), issued a press release announcing financial results for the quarter and year ended December 31, 2020. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On February 23, 2021, the Board of Directors of the Company (the “Board”), in consultation with the Audit Committee of the Board (the “Audit Committee”), concluded that the Company will restate its previously issued audited consolidated financial statements for each of the years ended December 31, 2019 and 2018 and unaudited condensed consolidated financial statements for each of the quarterly periods ended March 31, June 30 and September 30, 2019 and 2018 (collectively, the “Relevant Periods”). Accordingly, those financial statements, and the reports on those audited consolidated financial statements and internal control over financial reporting of the Company’s independent registered public accounting firm, together with related press releases, investor presentations or other communications describing those financial statements for the Relevant Periods, should no longer be relied upon.
The restatement is the result of the Company not being the proper claimant for certain biodiesel mixture excise tax credit ("BTC") payments on biodiesel it sold between January 1, 2017 and September 30, 2020. To claim the BTC, a taxpayer must be the first to blend petroleum diesel into the biodiesel. Due primarily to failures in the petroleum diesel additive system at the Company’s facility in Seneca, Illinois, petroleum diesel was periodically not added to certain loads. As a result, the Company’s customers who received these loads and subsequently added petroleum diesel are the proper claimants on these biodiesel gallons rather than the Company's REG Seneca subsidiary. In some instances, the relevant customer and proper claimant was an REG subsidiary. The Company has consented to additional tax liability, including interest, assessed by the U.S. Internal Revenue Service due to the incorrect BTC filings. The impact on the Company's financial statements for the Relevant Periods is to decrease Biomass-based diesel government incentives revenue and increase interest expense (thereby increasing accounts payable and accrued expenses and other liabilities on the related balance sheets). While the BTC adjustment in each year is not material, the Company determined that the aggregate BTC adjustment is material in 2019.
In addition, management of the Company has reassessed their conclusions regarding the effectiveness of the Company’s internal control over financial reporting and related communications issued by or on behalf of the Company with respect to the Relevant Periods, including management’s assessment of internal control over financial reporting and evaluation of disclosure controls and procedures. Because the Company's preventive and review controls failed to detect the errors related to the purchase and use of the petroleum diesel gallons when blending with biodiesel, management of the Company has determined that there was a material weakness in internal control over financial reporting during the Relevant Periods and, therefore, has concluded that the Company’s internal control over financial reporting for the Relevant Periods was not effective and that management’s reports on internal control over financial reporting for the Relevant Periods should also no longer be relied upon.
As a result of the foregoing, the Company will amend its Annual Report on Form 10-K for the year ended December 31, 2019 to restate its financial statements for the Relevant Periods described above and restate the evaluation of disclosure controls and procedures and management’s report on internal control over financial reporting included under Item 9A of such Annual Report. In addition, the Company will revise the unaudited condensed consolidated financial statements for the quarterly periods March 31, June 30 and September 30, 2020 to correct for the immaterial effects of the BTC adjustment on those quarterly periods and will include those revised financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02 on Form 8-K with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.
Item 7.01    Regulation FD Disclosure.
The Company announced the information discussed in Item 4.02 of this Current Report on Form 8-K in the press release furnished as Exhibit 99.1 hereto, which Exhibit 99.1 is incorporated herein by reference.
The information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the press release furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
    (d)    Exhibits
        99.1    Press release issued by Renewable Energy Group, Inc., dated February 25, 2021.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 25, 2021

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Cynthia J. Warner
Cynthia J. Warner
Chief Executive Officer